STRUCTURED ASSET SECURITIES CORPORATION
                             UNDERWRITING AGREEMENT

                                                        As of September 29, 1999

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

            Structured Asset Securities Corporation, a Delaware corporation (the "Company"), proposes to cause the issuance of, and sell to Lehman Brothers Inc. ("LBI" or the "Underwriter") the mortgage pass-through certificates that are identified on Schedule I attached hereto (the "Certificates"). The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). Certain of the Mortgage Loans will be acquired by the Company from Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Holdings"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "Holdings Mortgage Loan Purchase Agreement"), between the Company and Holdings. The other Mortgage Loans will be acquired by the Company from LUBS Inc. ("LUBS" and, together with Holdings, the "Mortgage Loan Sellers"), pursuant to a mortgage loan purchase agreement dated as of the date hereof (the "LUBS Mortgage Loan Purchase Agreement"; and, together with the Holdings Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between the Company and LUBS. The Certificates will be issued under a Pooling and Servicing Agreement to be dated as of October 1, 1999 (the "Pooling and Servicing Agreement"), among the Company as depositor, LaSalle Bank National Association as trustee (the "Trustee"), First Union National Bank as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"). The Certificates and the Mortgage Loans are described more fully in the Prospectus (as defined below), which the Company has furnished to the Underwriter. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Prospectus.

      The Certificates are part of a series of mortgage pass-through certificates that evidence beneficial ownership interests in the Trust Fund and are being issued pursuant to the Pooling and Servicing Agreement. The other certificates of such series (the "Private Certificates") will be retained by the Company or privately placed with a limited number of institutional investors.

      1. Representations and Warranties. The Company represents, warrants and agrees that:

      (a) A registration statement on Form S-3 (No. 333-49129) with respect to the Certificates has been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission"), and complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder, including Rule 415, and has become effective under the 1933 Act. As used in this Underwriting Agreement (this "Agreement" or the "Underwriting Agreement"), (i) "Registration Statement" means that registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement;
(ii) "Basic Prospectus" means the prospectus included in the Registration Statement at the time it became effective, or as subsequently filed with the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act; (iii) "Prospectus" means the Basic Prospectus, together with the prospectus supplement specifically relating to the Certificates (the "Prospectus Supplement"), as most recently filed with, or mailed for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act; and (iv) "Preliminary Prospectus" means any preliminary form of the Prospectus that has heretofore been filed pursuant to paragraph (b) of Rule 424 of the 1933 Act. The aggregate principal amount of the Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof.

      (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and on the date of this Agreement, complied, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will comply, as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein or (ii) any information in any Computational Materials and ABS Term Sheets (each as defined in Section 4) incorporated into the Registration Statement by the filing thereof pursuant to Section 5(j).

      (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

      (d) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

      (e) This Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company; and this Agreement constitutes, and the Pooling and Servicing Agreement, when so executed and delivered will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally,
(ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such agreement or the Pooling and Servicing Agreement that purport or are construed to provide indemnification from securities law liabilities.

      (f) As of the Closing Date, the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement to the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

      (g) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

      (h) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement or the Pooling and Servicing Agreement. Neither the issuance and sale of the Certificates, nor the execution and delivery by the Company of this Agreement or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any of its material assets is bound, or any statute, order or regulation applicable to the Company of any state or Federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

      (i) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

      (j) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

      (k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriter, and except any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

      (l) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

      (m) Any taxes, fees and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement and the Pooling and Servicing Agreement or the issuance and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

      (n) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan, free and clear of any pledge, mortgage, lien, security interest or other encumbrance.

      (o) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      (p) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriter pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriter will constitute reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund and the sale of the Certificates to the Underwriter. The Company is not selling the Certificates to the Underwriter or transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

      (q) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

      (r) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

      (s) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

      2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the related purchase price set forth on Schedule I hereto, Certificates of each class thereof having the actual or notional principal amount set forth on
Schedule I hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from October 1, 1999 to but excluding the Closing Date.

      3. Payment and Delivery. The closing for the purchase and sale of the Certificates hereunder shall occur at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, at 10:00 a.m. New York City time, on October 14, 1999 or at such other location, time and date as shall be mutually agreed upon by the parties hereto (such time and date of closing, the "Closing Date"). Delivery of the Certificates shall be made through the Same Day Funds Settlement System of the Depository Trust Company ("DTC"). Payment shall be made to the Company in immediately available Federal funds wired to such bank as may be designated by the Company (or by such other method of payment as may be mutually acceptable to the parties hereto), against delivery of the Certificates. The Certificates will be made available for examination by the Underwriter not later than 3:00 p.m. New York City time on the last business day prior to the Closing Date.

      References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

      4. Offering by the Underwriter.

      (a) It is understood that the Underwriter proposes to offer the Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon Policy Statement 105 has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates which are not "mortgage related securities" as defined in the 1934 Act (as defined below). Accordingly, the Underwriter covenants and agrees with the Company that sales of such Certificates made by the Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

      (b) The Underwriter may prepare and provide (and acknowledge that they have prepared and provided) to prospective investors certain Computational Materials or ABS Term Sheets in connection with the offering of the Certificates. In this regard, the Underwriter represents and warrants to, and covenants with, the Company that:

            (i) The Underwriter has complied and shall comply with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 25, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

            (ii) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters and "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter.

            (iii) All such Computational Materials and ABS Term Sheets in respect of the Certificates provided to prospective investors by the Underwriter have borne or shall bear, as the case may be, a legend in a form previously approved by the Company or its counsel.

            (iv) The Underwriter has not distributed and shall not distribute any such Computational Materials or ABS Term Sheets in respect of the Certificates, the forms and methodology of which are not in accordance with this Agreement. The Underwriter has provided or shall provide, as the case may be, to the Company, for filing pursuant to a Current Report on Form 8-K as provided in Section 5(j), copies (in such format as required by the Company) of all such Computational Materials and ABS Term Sheets. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this paragraph
      (b)(iv) must be or must have been, as applicable, provided to the Company
      (A) in paper or electronic format suitable for filing with the Commission and (B) not later than 10:00 a.m. (New York City time) on a business day that is not less than one business day before filing thereof is or was, as the case may be, required pursuant to the terms of the No-Action Letters.

            (v) All information included in any such Computational Materials and ABS Term Sheets in respect of the Certificates provided to prospective investors by the Underwriter has been or shall be generated based on substantially the same methodology and assumptions as are used to generate the information in the Prospectus Supplement as set forth therein; provided that such Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets in respect of the Certificates provided to prospective investors by the Underwriter were based on assumptions with respect to the Mortgage Pool that differ from the Prospectus Supplement in any material respect or on Certificate structuring assumptions (except in the case of Computational Materials when the different structuring terms were hypothesized and so described) that were revised in any material respect prior to the printing of the Prospectus, then to the extent that it has not already done so, the Underwriter shall immediately inform the Company and, upon the direction of the Company, and if not corrected by the Prospectus, shall prepare revised Computational Materials and ABS Term Sheets, as the case may be, based on information regarding the Mortgage Pool and Certificate structuring assumptions consistent with the Prospectus, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to paragraph (b)(iv) above.

            (vi) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that the Company will file Computational Materials or ABS Term Sheets that contain a material error or, when read together with the Prospectus, a material omission, if clearly marked (A) "superseded by materials dated [specify date]" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated [specify date], as corrected", or
      (B) if the material error or omission is to be corrected in the Prospectus, "superseded by materials contained in the Prospectus." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the 1933 Act and the rules and regulations of the Commission thereunder, any Computational Materials or ABS Term Sheets in respect of the Certificates provided to prospective investors by the Underwriter are determined, in the reasonable judgment of the Company or the Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless the material error or omission was corrected in the Prospectus) the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Current Report on Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of the Underwriter).

            (vii) The Underwriter shall be deemed to have represented, as of the Closing Date, that except for Computational Materials and/or ABS Term Sheets provided to the Company pursuant to or as contemplated by paragraph
      (b)(iv) above, the Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

            (viii) In the event of any delay in the delivery by the Underwriter to the Company of all Computational Materials and ABS Term Sheets in respect of the Certificates required to be delivered in accordance with or as contemplated by paragraph (b)(iv) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(j) to file the Computational Materials and ABS Term Sheets by the time specified therein.

            (ix) Computational Materials and ABS Term Sheets may be distributed by the Underwriter through electronic means in accordance with SEC Release No. 33-7233 (the "Release").

      (c) The Underwriter further agrees that it shall promptly provide the Company with such information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

      5. Covenants of the Company. The Company covenants with the Underwriter that:

      (a) The Company will furnish promptly to the Underwriter and counsel for the Underwriter one signed copy of the Registration Statement as originally filed with the Commission, and each amendment or supplement thereto filed prior to the date of this Agreement or relating to or covering the Certificates, and a copy of each Prospectus filed with the Commission, including all consents and exhibits filed therewith.

      (b) The Company will deliver promptly to the Underwriter such number of conformed copies of the Registration Statement and of each amendment or supplement thereto filed prior to the date of this Agreement or relating to or covering the Certificates and, during such period following the date of this Agreement in which any Prospectus is required by law to be delivered, such number of copies of each Prospectus, as the Underwriter may reasonably request.

      (c) The Company will file promptly with the Commission, during such period following the date of the this Agreement in which any Prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or any Prospectus relating to or covering the Certificates that may, in the judgment of the Company or the Underwriter, be required by the 1933 Act and the rules and regulations of the Commission thereunder or requested by the Commission and approved by the Underwriter.

      (d) Prior to filing with the Commission during the period referred to in paragraph (c) above any amendment or supplement to the Registration Statement or any Prospectus relating to or covering the Certificates, the Company will furnish a copy thereof to the Underwriter and to counsel for the Underwriter, and the Company will not file any such amendment or supplement to which the Underwriter shall reasonably object.

      (e) The Company will advise the Underwriter promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Certificates becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement or to any Prospectus (insofar as the amendment or supplement relates to or covers the Certificates) or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

      (f) If, during the period referred to in paragraph (c) above, the Commission issues an order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

      (g) [Reserved.]

      (h) The Company will endeavor to qualify the Certificates for offer and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request, provided, however, that this Section 5(h) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified.

      (i) The Company will pay or cause to be paid (i) the costs incident in the preparation, printing and filing under the 1933 Act of the Registration Statement and any amendments thereof and supplements and exhibits thereto; (ii) the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement; (iii) the costs of printing and distributing the Pooling and Servicing Agreement; (iv) the costs of filings, if any, with the National Association of Securities Dealers, Inc.; (v) fees paid to the Rating Agencies in connection with the rating of the Certificates; (vi) the fees and expenses of qualifying the Certificates, under the securities laws of the several jurisdictions as provided in Section 5(h) hereof, and of preparing and printing, if so requested by the Underwriter, a preliminary blue sky survey and legal investment survey concerning the legality of the Certificates as an investment (including fees and disbursements of counsel to the Underwriter in connection therewith); and (vii) any other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided, however, that, except as provided above in this Section 5(i) or in Section 7, the Underwriter shall pay its own costs and expenses, including the fees and expenses of its counsel, any transfer taxes on the Certificates that it may sell and the expenses of advertising any offering of the Certificates made by the Underwriter.

      (j) The Company will file any documents and any amendments thereof as may be required to be filed by it pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1934 Act, including, but not limited to, the filing with the Commission pursuant to a Current Report on Form 8-K, subject to Section 4, all Computational Materials and ABS Term Sheets in respect of the Certificates furnished by the Underwriter and identified by it as such. Subject to compliance by the Underwriter with Section 4(b)(iv), the Company will file all such Computational Materials and ABS Term Sheets within the time period allotted for such filing pursuant to the No-Action Letters. Subject to compliance by the Underwriter with Section 4(b)(iv), the Company represents and warrants that, to the extent required by the No-Action Letters, the Company has timely filed with the Commission any Collateral Term Sheets previously delivered to it as contemplated by Section 4(b)(iv).

      6. Conditions to the Obligations of the Underwriter. The obligation of the Underwriter hereunder to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

      (b) The Company shall have delivered to the Underwriter a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and
(ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date.

      (c) The Underwriter shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date.

      (d) The Underwriter shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Pooling and Servicing Agreement or in the Mortgage Loan Purchase Agreements, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph (c) above which has affected the good standing of the Company under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements.

      (e) The Underwriter shall have received from Sidley & Austin, special counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

            (i) The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act.

            (ii) To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

            (iii) The Registration Statement, each post-effective amendment thereto (if any), the Basic Prospectus and the Prospectus Supplement, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein or omitted therefrom and other than information incorporated therein by reference, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

            (iv) To the best knowledge of such counsel, there are no material contracts, indentures or other documents relating to the Certificates of a character required to be described or referred to in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

            (v) The Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement each constitute a valid, legal, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such agreement that purport or are construed to provide indemnification from securities law liabilities.

            (vi) The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

            (vii) The statements set forth in the Prospectus Supplement under the headings "Description of the Offered Certificates" and "Servicing of the Mortgage Loans" and in the Basic Prospectus under the headings "Description of the Securities", "Servicing of Mortgage Loans" and "The Trust Agreement", insofar as such statements purport to summarize certain material provisions of the Certificates and the Pooling and Servicing Agreement, are accurate in all material respects.

            (viii) The statements set forth in the Prospectus Supplement under the headings "Federal Income Tax Consequences", "Certain ERISA Considerations" and "Legal Investment" and in the Basic Prospectus under the headings "Federal Income Tax Considerations" and "Legal Investment", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Certificates to all investors, provide a fair and accurate summary of such matters and conclusions set forth under such headings.

            (ix) Upon initial issuance, the Class A-1, Class A-2, Class B and Class X Certificates will be "mortgage related securities", as defined in
      Section 3(a)(41) under the 1934 Act.

            (x) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the 1940 Act.

            (xi) No consent, approval, authorization or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein or in the Pooling and Servicing Agreement, except (A) such as have been obtained under the 1933 Act, (B) such as may be required under state securities laws or the "blue sky" laws of any jurisdiction in connection with the offer and sale of the Certificates by the Underwriter, as to which such counsel need express no opinion; and (C) any recordation of the assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement that has not yet been completed.

            (xii) Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986 (the "Code"), the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates will evidence the "regular interests" in REMIC III, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

            (xiii) The portion of the Trust Fund consisting of the Grantor Trust (as defined in the Prospectus Supplement) will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986.

      In giving its opinions pursuant to this Section 6(e), Sidley & Austin, special counsel to the Company, shall additionally state that, based on conferences and telephone conversations with representatives of the Company, Holdings, LUBS, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such special counsel's attention that would lead it to believe that the Prospectus (other than any accounting, financial or statistical information included therein or omitted therefrom, and other than any information incorporated therein by reference, as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In giving its opinions pursuant to this Section 6(e), Sidley & Austin, special counsel to the Company, may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

      (f) The Underwriter shall have received copies of all legal opinion letters delivered by Sidley & Austin to the Rating Agencies in connection with the issuance of the Certificates, accompanied in each case by a letter signed by Sidley & Austin stating that the Underwriter may rely on such opinion letter as if it were addressed to them as of date thereof.

      (g) The Underwriter shall have received from Scott Lechner, Esq., counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

            (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to enter into and perform its obligations under each of the Mortgage Loan Purchase Agreements, this Agreement and the Pooling and Servicing Agreement.

            (ii) Each of the Mortgage Loan Purchase Agreements, this Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company.

            (iii) The execution, delivery and performance of the Pooling and Servicing Agreement, this Agreement and the Mortgage Loan Purchase Agreements by the Company, and the consummation of the transactions contemplated hereby or thereby, to such counsel's knowledge, do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or instrument known to such counsel to which the Company is a party, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Company to perform its obligations under the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements).

            (iv) to such counsel's knowledge without any independent investigation, no consent, approval, authorization or order of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the transactions contemplated by the Pooling and Servicing Agreement, this Agreement and the Mortgage Loan Purchase Agreements, except such consents, approvals, authorizations, registrations or qualifications as have been previously obtained or the failure of which to obtain would not have a material adverse effect on the performance by the Company of its obligations under the Pooling and Servicing Agreement, this Agreement and the Mortgage Loan Purchase Agreements.

      In giving his opinions required pursuant to this Section 6(g), Scott Lechner, Esq., counsel to the Company, may express his reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

      (h) The Underwriter shall have received from Deloitte & Touche, LLP certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the following effect:

            (i) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A-1, Annex A-2 and Annex A-3 agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless non-material deviations are otherwise noted in such letter; and

            (ii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter.

      (i) The Underwriter shall have received, with respect to each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in
Section 6(e)(v), the enforceability of the Pooling and Servicing Agreement against such party. Counsel rendering each such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of the parties to the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of the jurisdiction of organization for the party on behalf of which such opinion is being rendered and the federal law of the United States.

      (j) The Underwriter shall have been furnished with all documents, certificates and opinions required to be delivered by Holdings in connection with the sale by Holdings of its Mortgage Loans to the Company, pursuant to the Holdings Mortgage Loan Purchase Agreement.

      (k) The Underwriter shall have been furnished with all documents, certificates and opinions required to be delivered by LUBS in connection with the sale by LUBS of its Mortgage Loans to the Company, pursuant to the LUBS Mortgage Loan Purchase Agreement.

      (l) The Underwriter and counsel to the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

      (m) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in material breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

      7. Reimbursement of Underwriter's Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform in all material respects any agreement herein or comply in all material respects with any provision hereof, other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates.

      8. Indemnification.

      (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any Preliminary Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the foregoing indemnity shall not apply to any such loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (as specified in Section 8(b) below) furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any Computational Materials or ABS Term Sheets (or amendments thereof or supplements thereto) in respect of the Certificates delivered to prospective investors by the Underwriter and furnished to the Company by the Underwriter pursuant to Section 4(b)(iv) and made a part of the Registration Statement or incorporated by reference in any Preliminary Prospectus or the Prospectus, except to the extent that any such untrue statement or omission results from an error (a "Collateral Error") in the information regarding the characteristics of the Mortgage Loans, Mortgaged Properties and/or Borrowers furnished by the Company to the Underwriter in writing for use in such Computational Materials or ABS Term Sheets (and, if the Company has notified the

Underwriter in writing of such Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error") prior to the time of confirmation of sale to the person that purchased the Certificates that are the subject of any such loss, liability, claim, damage or expense, or action in respect thereof, the Underwriter has failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information is contained in the Prospectus, has failed to deliver to such person such Prospectus) prior to confirmation of such sale to such person); and provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) with respect to any loss, liability, claim, damage or expense arising out of the claims of any particular person that purchased Certificates if the untrue statement or omission or alleged untrue statement or omission made in such Preliminary Prospectus upon which such claims are based is eliminated or remedied in the Prospectus and, if required by law, a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person.

      (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus or any Preliminary Prospectus (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus or such Preliminary Prospectus (or any amendment or supplement thereto); or made in any Computational Materials or ABS Term Sheets in respect of the Certificates furnished by the Underwriter to prospective investors; provided, however, that the foregoing indemnity shall not apply to any such loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission in any such Computational Materials or ABS Term Sheets resulting from a Collateral Error, except to the extent that such Collateral Error became a Corrected Collateral Error prior to the time of confirmation of sale to the person that purchased the Certificates that are the subject of any such loss, liability, claim, damage or expense, or action in respect thereof, and the Underwriter failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information is contained in the Prospectus, failed to deliver to such person such Prospectus) prior to confirmation of such sale to such person. It is hereby acknowledged that (i) the statements set forth in the first, second and third sentences of the last paragraph on the cover of the Prospectus Supplement, and (ii) the statements in the first sentence of each of the second and fourth paragraphs under the caption "Method of Distribution" in the Prospectus Supplement, constitute the only written information furnished to the Company by the Underwriter expressly for use in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for the unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

      9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discounts and commissions pertaining to the Certificates bears to the aggregate of the initial public offering prices of the Certificates and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall the Underwriter be obligated to contribute more than an amount equal to the underwriting discounts and commissions pertaining to the Certificates underwritten by it. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

      10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9, and shall survive delivery of the Certificates to the Underwriter.

      11. Termination of Agreement; Survival.

      (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, or (iii) if trading generally on the New York Stock Exchange has been suspended, or if a banking moratorium has been declared by either federal or New York authorities.

      (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in subsection (c) below.

      (c) The provisions of Section 5(i) regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement.

      12. Notices. Any notice by the Company to the Underwriter shall be sufficient if given in writing or by telegraph addressed to the Underwriter at Three World Financial Center, New York, New York 10285, attention of James C. Blakemore, and any notice by the Underwriter to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 200 Vesey Street, New York, New York 10285, attention of the President.

      13. Successors. This Agreement shall be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriter contained in Section 8 hereof and the contribution agreement of the Underwriter contained in Section 9 hereof shall each be deemed to be also for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company and the indemnity agreement of the Company contained in
Section 8 hereof and the contribution agreement of the Company contained in
Section 9 hereof shall each be deemed to be also for the benefit of any person controlling the Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      14. Business Day. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

      15. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to contracts made and to be performed entirely in said State.

      16. Counterparts. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                           Very truly yours,

                                           STRUCTURED ASSET SECURITIES
                                           CORPORATION


                                           By: /s/ James Blakemore
                                               ---------------------------------
                                           Name: James Blakemore
                                           Title: Vice  President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

LEHMAN BROTHERS INC.


By: /s/ Mary Pat Archer
    ------------------------------
Name: Mary Pat Archer
Title: Managing Director

                                   SCHEDULE I

Underwriting Agreement, dated as of September 29, 1999.

Title and Description of the Certificates:
      LB Commercial Mortgage Trust 1999-C2, Commercial Mortgage Pass-Through Certificates, Series 1999-C2, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class X.

Cut-off Date: As defined in the Prospectus Supplement
Expected Closing Date:  October 14, 1999

                                  CERTIFICATES

====================================================================================================================================
                            Class A-1     Class A-2     Class B     Class C      Class D      Class E      Class F       Class X
                            ---------     ---------     -------     -------      -------      -------      -------       -------
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
Initial Aggregate
  Certificate Principal
  Amount or Certificate
  Notional Amount         $255,000,000  $450,024,000  $37,928,000 $37,929,000  $13,386,000  $23,427,000  $12,271,000 $892,435,593(1)
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Initial Pass-Through Rate    7.10500%      7.32500%     7.42500%    7.47000%     7.47000%     7.47000%     7.47000%     Variable
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Rating(2)                    Aaa/AAA       Aaa/AAA       Aa2/AA       A2/A        A3/A-       Baa2/BBB    Baa3/BBB-      Aaa/AAA
------------------------------------------------------------------------------------------------------------------------------------
Purchase Price(3)
====================================================================================================================================

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(1)   Notional amount.

(2) By Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co., respectively.

(3) Expressed as a percentage of the initial aggregate stated principal amount or notional principal amount, as applicable, of each class of Certificates. The Purchase Price for each class of Certificates will include accrued interest at the initial Pass-Through Rate therefor on the initial aggregate stated principal amount or notional principal amount thereof from October 1, 1999 to but not including the Closing Date.